                                                                    Exhibit 23.1

                       Consent of Independent Accountants

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Cognizant Technology Solutions Corporation of our report dated February 11, 2002 relating to the consolidated financial statements, which appears in the IMS Health Incorporated 2001 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 11, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading Experts in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York

November 14, 2002

                       Consent of Independent Accountants

We consent to the use in this Registration Statement on Form S-4 of Cognizant Technology Solutions Corporation of our report dated February 4, 2002 relating to the consolidated financial statements and financial statement schedule of Cognizant Technology Solutions Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading Experts in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York

November 14, 2002